Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Range Acquisition Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Ian Jacobs, Chief Executive Officer and President (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2026

/s/ Ian Jacobs
Ian Jacobs
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)